UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         East Penn Financial Corporation
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             (Exact name of registrant as specified in its charter)

              Pennsylvania                                65-1172823
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(State of Incorporation or Organization)     (I.R.S. Employer Identification No)

     731 Chestnut Street, Emmaus, PA                         18049
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(Address of Principal Executive Offices)                   (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]



        Securities Act registration statement file number to which this
                           form relates:      333-103673
                                            -------------
                                           (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          To be so Registered                   Each Class is to be Registered
          -------------------                   ------------------------------


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Securities to be registered pursuant to Section 12(g) of the Act:


           Common Stock, $0.625 par value The NASDAQ/Small Cap Market
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                                (Title of Class)


                          Preferred Stock, no par value
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The securities being registered hereunder are East Penn Financial Corporation's (the "Registrant") Common Stock, $0.625 par value, and Preferred Stock, no par value. A description of each class of securities can be found under the captions "Description of the Holding Company's Capital Securities" and "Comparison of Shareholder Rights" in the proxy statement/prospectus forming part of the Registrant's registration statement on Form S-4 (File No. 333-103673), (the "Registration Statement"), originally filed with the Securities and Exchange Commission on March 7, 2003, and as amended by Pre-Effective Amendment No. 1 filed April 9, 2003, and Pre-Effective Amendment No. 2 filed April 17, 2003, which information is incorporated herein by reference. The Registrant's Registration Statement was declared effective by the Securities and Exchange Commission on April 18, 2003 and is deemed to be incorporated herein by reference.

Item 2. Exhibits.


1. Articles of Incorporation of Registrant (attached as Annex B to the proxy statement/prospectus contained in the Registration Statement on Form S-4, File No. 333-103673, filed with the Securities and Exchange Commission on March 7, 2003).


2. Bylaws of Registrant (attached as Annex C to the proxy statement/prospectus contained in the Registration Statement on Form S-4, File No. 333-103673, filed with the Securities and Exchange Commission on March 7, 2003).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             EAST PENN FINANCIAL CORPORATION

Date:  July 1, 2003                          By:  /s/ Brent L. Peters
                                                  ------------------------------
                                                  Brent L. Peters, President and
                                                  Chief Executive Officer